SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT  _X_

FILED BY A PARTY OTHER THAN THE REGISTRANT ___

CHECK THE APPROPRIATE BOX:

___Preliminary proxy statement   ___Confidential, for use of the Commission Only
                                     (as permitted by Rule 14a-6(3)(2))
_X_Definitive proxy materials
___Definitive additional materials
___Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12


                             ANNIE'S HOMEGROWN, INC.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             ANNIE'S HOMEGROWN, INC.
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

_X_  $125 per Exchange Act Rule  0-11c(1)(ii),  14a-6(i)(1),  or  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):
       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total fee paid:

___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
       (1)    Amount Previously Paid:
       (2)    Form, Schedule or Registration statement No.:
       (3)    Filing Party:
       (4)    Date Filed:







                             ANNIE'S HOMEGROWN, INC.
                          180 SECOND STREET, SUITE 202
                                CHELSEA, MA 02150

                                 ---------------

       NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 28, 1996

                                 ---------------


TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of Annual Meeting of Shareholders of Annie's Homegrown, Inc., a Delaware corporation (the "Corporation"), will be held on Monday, October 28, 1996, at 10:00 A.M. California time, in the Discussion Room, Delancey Street, 600 Embarcadero, San Francisco, California, for the following purposes:

         1.         To elect a Board of Directors for the ensuing year.

         2. To consider and act upon a proposal to approve the adoption of the Corporation's 1996 Stock Plan.

         3. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1996.

         4. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

         Only shareholders of record at the close of business on September 27, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                              By Order of the Board of Directors


                                              Celinda Shannon
                                              Secretary
Chelsea, Massachusetts
September 30, 1996


          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT
   PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE
        OF THE MEETING IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.






                             ANNIE'S HOMEGROWN, INC.
                            180 2ND STREET, SUITE 202
                                CHELSEA, MA 02150
                                 (617) 889-2822
                                -----------------

                                 PROXY STATEMENT

        FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 28, 1996
                                -----------------

                               SEPTEMBER 30, 1996

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Annie's Homegrown, Inc. (the "Corporation") for use at the Special Meeting in Lieu of Annual Meeting of Shareholders to be held on Monday, October 28, 1996, at 10:00 A.M., in the Discussion Room, Delancey
Street, 600 Embarcadero, San Francisco, California or at any adjournments thereof (the "Special Meeting").

         Only holders of Common Stock, $.001 par value per share, of record as of the close of business on September 27, 1996, the record date (the "Record Date") fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. As of the Record Date, 4,256,985 shares of Common Stock of the Corporation were issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share held of record by them on each proposal submitted to a vote at the Special Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised, or (ii) voting in person at the Special Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business.

         The persons named as attorneys in the proxies, Deborah Churchill and Neil Raiff, were selected by the Board of Directors and are directors and/or officers of the Corporation. All properly executed proxies returned in time to be counted at the Special Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

         In addition to the election of directors, the shareholders will consider and vote upon proposals (i) to approve the adoption of the Corporation's 1996 Stock Plan, and (ii) to ratify the selection of the firm of KPMG Peat Marwick LLP as the Corporation's auditors for the fiscal year ending December 31, 1996, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

         The Board of Directors of the Corporation knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote properly may be taken, including any proposal to adjourn the Special Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1995, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy were first mailed to shareholders on or about September 30, 1996.





                      MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth as of September 1, 1996 certain information regarding the ownership of the Corporation's voting securities by
(i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation's voting securities outstanding at such date,
(ii) each director (or nominee for director) of the Corporation, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers--Executive Compensation") and (iv) all directors (and nominees for director) and executive officers as a group:

                                                                      AMOUNT AND NATURE OF              PERCENT OF TOTAL
                        NAME AND ADDRESS (1)                       BENEFICIAL OWNERSHIP (2)(3)        VOTING SECURITIES (4)
                        --------------------                       ---------------------------        ---------------------

Ann E. Withey (5)                                                          1,704,209                        38.48%
c/o Annie's Homegrown, Inc.
180 Second Street, Suite 202
Chelsea, MA  02150

Andrew Martin (6)                                                          1,775,954                        39.24%
c/o Annie's Homegrown, Inc.
200 Gate Five Road, Suite 211
Sausalito, CA  94965

Deborah Churchill (7)                                                        185,266                         4.20%

Brady Bevis (8)                                                               11,000                          *

Pam Monroe**(8)                                                               11,000                          *

David Simpson**(8)                                                            11,000                          *

Tom VanDyck**(8)                                                              11,000                          *

Patric DeTemple                                                                 -                             *

Paul Geffner                                                                    -                             *

Kare Anderson (9)                                                             24,882                          *

All directors and executive officers                                       3,980,776                        78.04%
 as a group (12 persons) (10)


- ------------------

 *       Less than 1% of total voting securities.
 **      Resigned as director in September, 1996.
(1) Pursuant to rules of the Securities and Exchange Commission ("SEC"), addresses are provided only for 5% beneficial owners.
(2) Except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares shown as owned, based on information provided to the Corporation by the persons and entities named in the table.
(3) Shares of Common Stock subject to options exercisable within 60 days of September 1, 1996, are deemed outstanding for computing the percentage of the person or group holding such securities.

(4) Percentage of beneficial ownership is calculated on the basis of the amount of outstanding securities at September 1, 1996 (4,256,985) plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options or other rights.
(5) Includes 171,839 shares of Common Stock issuable upon exercise of certain options granted pursuant to the Company's 1990 Incentive Stock Option Plan.
(6) Includes 268,874 shares of Common Stock issuable upon exercise of certain options granted pursuant to the Company's 1990 Incentive Stock Option Plan.
(7) Includes 159,155 shares of Common Stock issuable upon exercise of certain options granted pursuant to the Company's 1990 Incentive Stock Option Plan.
(8) Includes 10,000 shares of Common Stock issuable upon exercise of certain options granted pursuant to the directors compensation plan.
(9) Includes 9,948 shares of Common Stock issuable upon exercise of certain options granted pursuant to the Company's 1990 Incentive Stock Option Plan.
(10) Includes 844,058 shares of Common Stock issuable upon exercise of certain options granted to directors and executive officers pursuant to the Company's 1990 Incentive Stock Option Plan.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Corporation has nominated the following persons for election as directors of the Corporation at the Special Meeting (the "Board Nominees"). All of the Board Nominees are currently members of the Corporation's Board of Directors. The Board Nominees and the year they first joined the Board of Directors are:

      Nominee                                        Year First Joined Board
    -----------                                    ---------------------------
    Ann E. Withey                                              1989
    Andrew M. Martin                                           1989
    Deborah Churchill                                          1991
    Brady Bevis                                                1995
    Patrick DeTemple                                           1996
    Paul Geffner                                               1996
    Kare Anderson                                              1996

         The directors of the Corporation are elected annually and hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified or until their earlier death, resignation or removal. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the holders of Common Stock present or represented by proxy and entitled to vote at the Special Meeting is required for the elections of the Board Nominees. See "Voting Procedures" below.

COMPENSATION OF DIRECTORS

         The Board of Directors has the authority to determine a fixed sum to be paid to directors for attendance at each meeting the Board or a stated salary as a director. No director will be paid any salary, fees or other compensation for services as a director, except for shares and options to non-employee members of the Board of Directors. Directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         For non-employee directors elected prior to January 1, 1996, each non-employee director is issued 1,000 shares of the Company's Common Stock, as compensation for service as a director, and each is granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to 85% of the public offering price in the Company's initial public offering of $6.00. For non-employee directors elected on or after January 1, 1996, each non-employee director is granted an option to purchase 1,000 shares of Company's Common Stock at an exercise price equal to the market value of such Common Stock at the date of grant. All options become vested on the first anniversary of the date of grant and would expire if not exercised within three years after becoming vested.


BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors met three (3) times during the fiscal year ended December 31, 1995. The Board of Directors does not currently have a standing audit committee, compensation committee or nominating committee. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors which were held during his or her period of service during 1995.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Board Nominees to be elected at the Special Meeting and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

      NAME                     AGE                    POSITION
     ------                   -----                  ----------
 Ann E. Withey                 33          Inspirational President and Director
 Andrew Martin                 41          Chairman and Chief Executive Officer
 Deborah Churchill             33          President and Director
 Neil Raiff                    38          Chief Operating Officer and Treasurer
 Paul Nardone                  28          Executive Vice President of Sales
 Celinda Shannon               29          Secretary
 Brady Bevis                   52          Director
 Patrick DeTemple              44          Director
 Paul Geffner                  43          Director
 Kare Anderson                 48          Director

         ANN E. WITHEY co-founded the Company in 1989 and is currently a director and the Company's Inspirational President. Ms. Withey has served as a director of the Company since 1989. Ms. Withey's responsibilities also include new product development and consumer correspondence and relations. Approximately 95% of Ms. Withey's time is devoted to the Company's matters. Ms. Withey is also co-founder and is currently a director of The Good Idea Foods Company, Inc. Ms. Withey was co-founder of Smartfood, Inc. and creator of the original recipe for Smartfood Popcorn. Smartfood, Inc. was sold to Frito-Lay a division of PepsiCo in 1989. Ms. Withey and her husband own and operate a small organic produce farm in Connecticut. Ms. Withey actively supports a variety of programs that benefit women, children, education and the environment. Ms. Withey holds a B.A. degree from the University of Connecticut.

         ANDREW M. MARTIN co-founded the Company, and since 1989, has been the Company's Chairman and Chief Executive Officer. Mr. Martin participated in all aspects of the Company's development, including strategic planning, product development, finance, management, sales and marketing. Mr. Martin was a co-founder, President and Chairman of Smartfood, Inc. In 1989, Mr. Martin founded, and is currently the Chairman and Chief Executive Officer of Simple Packaging Solutions, Inc., an international packaging technology corporation located in Sausalito, California. In 1993, Mr. Martin also founded, and is currently the Chairman and Chief Executive Officer of The Good Idea Foods Company, Inc., a regional snack food company located in Chelsea, Massachusetts. Mr. Martin holds several international and national patents and awards for technology excellence. He has also created several successful programs to benefit the homeless and the environment.

         DEBORAH CHURCHILL has served as the Company's President and a director since 1991. Her responsibilities include serving as a spokesperson for the Company, its products and philosophy. She has been honored as a speaker by many groups on behalf of issues relating to women, business and the environment. Ms. Churchill works closely with the Company's Chief Operating Officer and Treasurer in directing Company matters. She is also a director of Simple Packaging Solutions, Inc. and the Good Idea Foods Company, Inc., and is the founder of the Women's Discovery Foundation. Prior to joining the Company in May 1990, Ms. Churchill was a District Loan officer, in charge of all loan operations in Northern California, with Glendale Federal Bank of San Mateo California. Ms. Churchill holds a B.A. in Economics from the University of California at Santa Barbara.

         NEIL RAIFF is a certified public accountant and currently serves as the Company's Chief Operating Officer and Treasurer. From 1989 to September 1994. Mr. Raiff served in this capacity on a contractual basis. On October 1, 1994, Mr. Raiff was retained as a part-time employee, and in May 1995 his status was changed to a full-time employee. Mr. Raiff is responsible for all financial and administrative functions including financial forecasting and strategic planning, expense control, accounting, purchasing and banking and insurance relationships. From 1991 to May 1995, Mr. Raiff was self employed as a CPA in private practice. From 1989 to 1991, Mr. Raiff was a

Manager  with  Cohen  and  Havian,   certified  public  accountants  in  Boston,
Massachusetts. Mr. Raiff holds a B.S. in Accoutancy from Bentley College in Waltham, Massachusetts.

         PAUL NARDONE is currently the Company's Executive Vice President of Sales. Mr. Nardone is responsible for managing the Company's strategic national sales plan. In 1988, Mr. Nardone founded Olde Boston Snacks, a distributor of gourmet nuts and natural snack mixes. Mr. Nardone continues to work in an advisory role with Olde Boston Snacks. In 1990, Mr. Nardone founded New England Snacks, Inc., a regional snack food distributorship. In March, 1992, New England Snacks, Inc. was sold to Alternative Distributors where Mr. Nardone served as Vice President of sales until joining the Company in 1993. Mr. Nardone also serves as President of Good Idea Foods Company, Inc. Approximately 95% of his time is spent on matters relating to Annie's Homegrown Inc. Mr. Nardone holds a B.A. degree in Political Science from Tufts University in Medford, Massachusetts.

         CELINDA SHANNON currently serves as the Company's Secretary. Since joining the Company in 1992, she has held a variety of roles including assistant to the Chairman, New Product Development, Marketing and Sales Management and Package Design. Currently, Ms. Shannon in managing the administration of the initial public offering and, upon completion of this offering, she will be involved with shareholder relations. Prior to joining the Company, Ms. Shannon was employed since 1989 as a Marketing Specialist by Wood Logan Associates located in Old Greenwich, Connecticut. Ms. Shannon successfully completed the Series 63 - Uniform State Securities Law and Series 6 - Annuity and Mutual Funds, Life and Variable Insurance Examinations. Ms. Shannon holds a B.A. degree in French from Trinity College in Hartford, Connecticut.

         BRADY BEVIS was elected a director in May, 1995. Ms. Bevis, a public interest lawyer and businesswoman, is currently the Program Coordinator for the Bay Area Multimedia Partnership. Ms. Bevis was formerly on the Board of Supervisors for the County of Marin during which she ended the 17-year polarization over the conversion of Hamilton Air Force Base and started a collaborative process for planning its future. Prior to elected office, Ms. Bevis was Chair of the Marin SANE/Freeze, active in the nationwide Lawyers Alliance on Nuclear Policy, and the Marin County Peace Conversion Commission. Ms. Bevis was a founding member of Marin Action, Exodux establishing residential treatment facilities for autistic children, and the Marin County Commission on Homelessness. In addition, Ms. Bevis has served on the Boards of Directors for numerous organizations including The California Council on Partnerships, Marin Conversation League, and the California Elected Women's Association for Education and Research.

         PATRICK DETEMPLE has been a director of the Company since September, 1996. Mr. DeTemple is an attorney with a history of commitment to social issues. Mr. DeTemple has extensive experience in community, labor and political organizing, negotiations, and campaigns. In these capacities he has worked with labor organizations (United Farm Workers, Service Employees) community groups and political organizations (California Democratic Party and various candidates). In 1989 and 1990 Mr. DeTemple served as the National Field Director for EarthDay 1990. Mr. DeTemple has served as an attorney for the City of Cambridge, practiced immigration law, served as a senator's chief of staff in the Massachusetts State House and traveled, worked, wrote and spoke extensively in regard to events in Central America and the Philippines during the 1980's. Mr. DeTemple has obtained degrees from Brown, Northeastern and Harvard University and is a member of the Massachusetts and California Bars.

         PAUL GEFFNER has been a director of the Company since September, 1996. Mr. Geffner owns Escape From New York Pizza, a group of three pizza restaurants in San Francisco. Mr. Geffner founded Captain Video, a chain of video stores in Northern California, which he sold in 1988. Mr. Geffner has assisted in the creation and development of many different retail ventures including a juice and yogurt bar (Fruitopia), a women's clothing store, and an event production company. Mr. Geffner has been a Big Brother for seventeen years and wrote and produced commercials for Big Brothers of California, which won an Emmy award in 1990.

         KARE ANDERSON has been a director of the Company since September, 1996. Ms. Anderson is an author and speaker who translates research on gut instinctual reactions into techniques to inspire support for an idea or product. Ms. Anderson is a former California state senator's chief of staff; reporter for newspapers, including the Wall Street Journal and Le Monde; producer for "Inside Sacramento," a syndicated radio feature; won an Emmy for television political commentaries; co-founder of nine women's political action committees and was Pacific Bell's first Cable TV and Wideband Division Director.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION



                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS


EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal year ended December 31, 1995, certain compensation paid by the Company, including salary, bonuses and certain other compensation, to its Chief Executive Officer and all other executive officers whose annual compensation for the year ended December 31, 1995 exceeded $100,000 (the "Named Executive Officers").


SUMMARY COMPENSATION TABLE
                                                     ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                     -------------------               ----------------------
                                                                                   NUMBER OF
                                                                                  SECURITIES
                                                                                   ALL OTHER
NAME & PRINCIPAL POSITION                            SALARY        BONUS            OPTIONS           COMPENSATION
                                                     ------        -----          ----------          ------------
Andrew M. Martin...............................      $84,000        --              37,302                 --
    Chairman & Chief Executive Officer


OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during fiscal 1995, under the Company's 1990 Incentive Stock Option Plan.

                                                                          INDIVIDUAL GRANTS
                                                    -------------------------------------------------------------
                                                      NUMBER OF       PERCENT OF
                                                     SECURITIES      TOTAL OPTIONS     EXERCISE
                                                     UNDERLYING       GRANTED TO        OR BASE
                                                       OPTIONS       EMPLOYEES FOR       PRICE      EXPIRATION
NAME                                                   GRANTED         1995 YEAR        $/SHARE        DATE
- ----                                                   -------         ---------        -------        ----

Andrew M. Martin...............................        37,302           37.22%         $5.90 (1)     1/16/2000
    Chairman & Chief Executive Officer
- -----------------------

(1) The exercise price on the date of grant was equal to or exceeded 110% of the fair market value of the Common Stock of the Company on the date of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1995 and unexercised options held as of the end of fiscal 1995.

                                                                             NUMBER OF               VALUE OF
                                                                            SECURITIES             UNEXERCISED
                                                                            UNDERLYING             IN-THE-MONEY
                                                                            UNEXERCISED             OPTIONS AT
                                                                          OPTIONS AT FY-          FY-END ($) (1)
                                                     SHARES ACQUIRED     END EXERCISABLE/          EXERCISABLE/
NAME                                                   ON EXERCISE         UNEXERCISABLE          UNEXERCISABLE
- ----                                                 ---------------     ----------------         --------------
Andrew M. Martin...............................             --               268,874/0            $1,177,444/$0
    Chairman & Chief Executive Officer
- -----------------------
(1)  Calculated  based on the initial  public  offering  price of the  Company's
Common Stock ($6.00), minus the exercise price of the option


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Andrew Martin, Chairman and Chief Executive Officer and a director of the Company, is also the majority shareholder and holds similar offices with Simple Packaging Solutions, Inc. ("Simpak") and Good Idea Foods Company, Inc. ("Good Idea"). Ann Withey, inspirational president and director of the Company, is also a director of Good Idea. Deborah Churchill, president and director of the Company, is also a director of Simpak and Good Idea. Ms. Withey and Ms. Churchill each own less than 5% of the outstanding shares of Simpak. Ms. Withey is a 25% shareholder of Good Idea. Paul Nardone, Executive Vice President of
Sales of Annie's Homegrown, Inc., is president of Good Idea and devotes approximately 3% of his time to the Good Idea business.

         Simpak has borrowed from the Company, for which it has been charged interest at the rate of 11%. At December 31, 1995, there was no outstanding balance. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to Annie's than those that can be obtained from unaffiliated third parties; and all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the independent outside members of the Company's Board of Directors who so not have an interest in the transactions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Not applicable.

                     PROPOSAL TO APPROVE THE 1996 STOCK PLAN

         The 1996 Stock Plan ("1996 Plan") was adopted by the Board of Directors on September 24, 1996, subject to shareholder approval at the Special Meeting, and provides for the issuance of 200,000 shares of Common Stock upon the exercise of options or in connection with awards or direct purchases of Common Stock. The 1996 Plan is intended to succeed the Corporation's 1990 Stock Plan which has no shares remaining available for option grants. The Board of Directors believes that the Corporation's ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation's ability to provide such employment candidates long-term, equity-based incentives in the form of stock options, awards and direct purchases as part of their compensation. Also, the Board of Directors believes that the ability to grant options, awards and direct purchases under the 1996 Plan will allow the Corporation greater flexibility to motivate its employees, consultants, officers and directors.

         Approval of the Corporation's 1996 Plan will require the affirmative vote of a majority of the votes cast by the holders of Common Stock, represented in person or by proxy at the Special Meeting.

DESCRIPTION OF THE 1996 PLAN

         The purpose of the 1996 Plan is to provide incentives to officers, directors, employees and consultants of the Corporation and any subsidiaries of the Corporation (collectively, "Related Corporations"). Under the 1996 Plan, officers and employees of the Corporation and any Related Corporations may be granted "incentive stock options" ("ISO" or "ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of the Corporation and any
Related Corporations may be granted options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Corporation ("Awards") and opportunities to make direct purchases of stock in the Corporation
("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights." Approximately 14 employees, consultants, directors and officers will be eligible to participate in the 1996 Plan.

         Anything in the 1996 Plan to the contrary notwithstanding, the effectiveness of the 1996 Plan and of the grant of all options thereunder is in all respects subject to the approval of the 1996 Plan by the affirmative vote of a majority of the votes cast on the matter at the Special Meeting by the holders of Common Stock. In the event that such shareholder approval is not received at the 1996 Special Meeting, then the 1996 Plan and any options granted thereunder shall be void.

         Administration. The 1996 Plan will be administered by the Board of Directors. Subject to the terms of the 1996 Plan, the Board of Directors has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The Board of Directors also has the authority to determine the duration, vesting and rate of each Option and whether restrictions such as repurchase rights of the Corporation are to be imposed on shares of stock subject to Stock Rights. The Board of Directors has the authority to interpret the 1996 Plan and to prescribe and rescind regulations pertaining to it.

         Eligible Employees and Others. Subject to the limitations discussed below, ISOs under the 1996 Plan may be granted to any employee of the Corporation or any Related Corporation. Only those officers and directors of the Corporation who are employees of the Corporation or any Related Corporation may be granted ISOs under the 1996 Plan. To the extent that the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and any Related Corporation) exceeds $100,000, the Corporation intends to designate such excess options as Non-Qualified Options. In addition, under the terms of the 1996 Plan, no employee may be granted Options to acquire more than 140,000 shares of Common Stock.

Otherwise, there is no restriction as to the maximum or minimum amount of Options an employee may receive. Non-Qualified Options, Awards and Purchases may be granted to any director, officer, employee or consultant of the Corporation or any Related Corporation.

         Shares Subject to the 1996 Plan. The 1996 Plan authorizes the grant of Stock Rights to acquire 200,000 shares of Common Stock. The number of shares of Common Stock issuable under the 1996 Plan or subject to outstanding Stock Rights is subject to adjustment as described hereinafter under "Changes in Stock; Recapitalization and Reorganization." Pursuant to the terms of the 1996 Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1996 Plan.

         Granting of Options. Stock Rights may be granted under the 1996 Plan at any time on or after September 24, 1996 and prior to September 23, 2006. The Board of Directors may, with the consent of the optionee, convert an ISO granted under the 1996 Plan to a Non-Qualified Option.

         Non-Qualified Option Price. The exercise price per share of Non-Qualified Options granted under the 1996 Plan generally cannot be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation or its successors in interest may be organized.

         ISO Price. The exercise price per share of ISOs granted under the 1996 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, 110% of the fair market value of the Common Stock on the date of grant.

         Option Duration. The 1996 Plan requires that each Option shall expire on the date specified by the Board of Directors, but not more than ten years from its date of grant in the case of Options generally. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, such ISO shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant.

         Exercise of Options and Payment for Stock. Each Option granted under the 1996 Plan shall be exercisable as follows:

                  A. The Option will either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board of Directors may specify.

                  B. Once an installment becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Board of Directors.

                  C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

                  D. The Board of Directors shall have the right to accelerate the date that any installment of any Option becomes exercisable. However, the Board of Directors may not, without an employee's consent, accelerate the permitted exercise date of any ISO granted to the employee if the acceleration would violate Section 422(d) of the Code.

         Effect of Termination of Employment, Death or Retirement. If the holder of an ISO ceases to be employed by the Corporation or any Related Corporation other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISO will terminate on the earliest of 3 months from the date of termination of employment or their specified expiration dates, except to the extent that such ISO shall have been converted into a Non-Qualified Option.

         If an optionee dies, any ISO held by the optionee may be exercised, to the extent otherwise exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Corporation or any Related Corporation by reason of his or her permanent and total disability, the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent otherwise exercisable on that date, at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

         Non-Qualified Options, Awards and Purchases are subject to such termination and cancellation provisions as may be determined by the Board of Directors.

         Non-Assignability of Stock Rights. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

         Changes in Stock; Recapitalization and Reorganization. In the event the shares of Common Stock of the Corporation are subdivided or combined into a greater or smaller number of shares or if the Corporation issues any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock of the Corporation deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such event.

         Upon a consolidation, merger, or sale of all or substantially all of the Corporation's assets (an "Acquisition"), the Board of Directors or the board of directors of any entity assuming the obligations of the Corporation under the 1996 Plan ("Successor Board"), shall, as to outstanding Options, take one or more of the following actions: continue such Options by substituting on an equitable basis for the shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or shares of stock of the surviving corporation; or any equity securities of the successor corporation or other securities as the Successor Board deems appropriate (the fair market value of which may not exceed the fair market value of shares of Common Stock subject to such Options immediately preceding the transaction). Alternatively, upon written notice to the optionees, the Board of Directors or the Successor Board may provide that all Options must be exercised, to the extent then exercisable, within a specified number of days; or terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

         In the event of a recapitalization or reorganization of the Corporation pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, upon exercising an Option, the holder thereof is entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

         Upon the happening of any of the foregoing events, the class and aggregate number of shares that are subject to Stock Rights which previously have been or subsequently may be granted under the 1996 Plan will also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, with respect to ISOs, the foregoing adjustments may be made only after the Board of Directors, in consultation with legal counsel, determines that such adjustments would not constitute a modification of such ISOs or would not cause adverse tax consequences to the holders of the ISOs.

         In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as may be determined by the Board of Directors.

         Amendment, Suspension and Termination of the 1996 Plan. The Board of Directors may terminate or amend the 1996 Plan in any respect at any time, except that, without the approval of the Corporation's shareholders within twelve months before or after the Board of Directors adopts a resolution authorizing any of the following actions, (a) the total number of shares that may be issued under the 1996 Plan may not be increased except as previously described under "Changes in Stock; Recapitalization and Reorganization"; (b) the requirements as to eligibility for participation in the Plan may not be materially modified; (c) the provisions regarding eligibility for grants of ISOs may not be modified; (d) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (e) the expiration date of the 1996 Plan may not be extended. No action of the Board of Directors or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any Stock Right previously granted to him.

         Miscellaneous. The proceeds received by the Corporation from the sale of shares pursuant to the 1996 Plan will be used for general corporate purposes. The Corporation's obligations to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-Qualified Options, Awards or Purchases for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Board of Directors may condition the grant or exercise of an Option, Award or Purchase on the payment to the Corporation of such taxes. Unless terminated earlier by the Board of Directors, the 1996 Plan will expire at the end of the day on September 23, 2006.

         Terms  and  Conditions  of  Options.   Options  will  be  evidenced  by
instruments (which need not be identical) in such forms as the Board of Directors may from time to time approve. Such instruments will conform to such terms and conditions as are applicable under the 1996 Plan and may contain such other provisions as the Board of Directors deems advisable which are not inconsistent with the 1996 Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options.

         Exercise of Options. Options may be exercised by giving written notice to the Corporation at its principal office address. Such notice must identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Board of Directors, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Board of Directors, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Board of Directors and consistent with applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon the exercise of the Option and authorization to the broker or selling agent to pay that amount to the Corporation, which sale must be at the grantee's direction at the time of exercise; or (e) at the discretion of the Board of Directors, by any combination of (a), (b), (c) and (d) above. The holder of an Option will not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the 1996 Plan with respect to changes in capitalization and stock dividends, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         Federal Income Tax Consequences

THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1996 PLAN, AND OF CERTAIN
OTHER RIGHTS GRANTED UNDER THE 1996 PLAN, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT
INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

A. Incentive Stock Options. The following general rules are applicable for federal income tax purposes under existing law to ISOs granted under the 1996
Plan:

         1. Generally, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of an ISO, and the Corporation will not be entitled to a federal income tax deduction upon either the grant or exercise of an ISO.

         2. If shares acquired upon exercise of an ISO are not disposed of within: (i) two years from the date the ISO was granted or (ii) one year from the date the shares are transferred to the optionee pursuant to the exercise of the ISO (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

         3. If shares acquired upon exercise of an ISO are disposed of and the Holding Periods are not satisfied (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

         4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

         5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

         6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

         7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

         8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

         9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.


B. Non-Qualified Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1996
Plan:

         1. In general, an optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Corporation will not be entitled to a federal income tax deduction upon such grant.

         2. An optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

         3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

         4.  When an  optionee  recognizes  ordinary  income  attributable  to a
Non-Qualified   Option,  the  Corporation   generally  will  be  entitled  to  a
corresponding federal income tax deduction.

         5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

         6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.


   C. Awards and Purchases. The following general rules are applicable under current federal income tax law to the grant of Awards or Purchases under the 1996 Plan:

         Under current federal income tax law, persons receiving shares pursuant to an Award or a Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally should be entitled to a corresponding federal income tax deduction. When such shares are sold, the seller generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CORPORATION'S 1996 PLAN.


                    PROPOSAL TO RATIFY SELECTION OF AUDITORS


         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1996. KPMG Peat Marwick LLP has served as the Corporation's auditors for the past three (3) fiscal years.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF KPMG PEAT MARWICK LLP AS AUDITORS



                                VOTING PROCEDURES

         The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

         Directors are elected by a plurality of the votes cast, in person or by proxy, at the meeting. The seven nominees receiving the highest number of affirmative votes of the share present or represented and voting on the election of directors at the meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward such nominee's achievement of a plurality.

         For all other matters being submitted to stockholders at this meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.


                              SHAREHOLDER PROPOSALS


         It is contemplated that the next Annual Meeting of Shareholders will be held on or about June 1, 1997. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next Annual Meeting of Shareholders of the Corporation must be received at the Corporation's principal executive offices not later than December 31, 1996. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.



                            EXPENSES AND SOLICITATION


         The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

TO ANNIE'S SHAREHOLDERS:

ANNIE'S HOMEGROWN, INC. IS YOUR COMPANY!

AS ANNIE'S SHAREHOLDERS, YOU HAVE AN OPPORTUNITY TO VOTE ON ISSUES WHICH EFFECT YOUR COMPANY. PLEASE SEND US BACK YOUR PROXY CARD BELOW IN THE ADDRESSED STAMPED ENVELOPE AS SOON AS POSSIBLE WITH YOUR VOTE. THANK YOU FOR SHARING IN THE FUTURE OF ANNIE'S.
                  DETACH HERE

         P                    ANNIE'S HOMEGROWN, INC.
         R                 180 Second Street, Suite 202
         O                 Chelsea Massachusetts 02150
         X
         Y          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            IN LIEU OF ANNUAL MEETING
                                October 28, 1996

     The undersigned hereby appoints Deborah Churchill and Neil Raiff, and each of them singly, proxies for the undersigned, with full power of attorney and power of substitution, to vote all shares of capital stock of any class which the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Shareholders (the "Meeting") of Annie's Homegrown, Inc. (the "Company") to be held on Monday, October 28, 1996, at 10:00 a.m. in the Discussion Room, Delancey Street, 600 Embarcadero, San Francisco, California, and at any adjournment thereof, upon the matters set forth in the Notice of Special Meeting in lieu of Annual Meeting of Shareholders and accompanying Proxy statement, each dated September 30, 1996, receipt of which is hereby acknowledged.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE SIDE




                                   DETACH HERE

Please mark votes as in this example.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN WILL BE VOTED FOR THE ELECTION OF ALL NOMINEE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3. A VOTE TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY TAKEN UNDER ITEM 4 WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS HEREINBEFORE NAMED AS ATTORNEYS.

         1. To elect a Board of Directors for the ensuing year.
         NOMINEES: Ann E. Withey, Andrew Martin, Deborah
         Churchill, Brady Bevis, Patrick DeTemple, Paul Geffner and
         Kare Anderson

                  FOR          WITHHELD
                  [  ]           [  ]

                                                         MARK HERE
                                                         FOR ADDRESS
     [   ]_________________________________              CHANGE AND      [   ]
     For all nominees except as noted above              NOTE BELOW




                                                      FOR    AGAINST    ABSTAIN

         2. To approve and ratify the
            Company's 1996 Stock Plan.                [  ]    [  ]       [  ]

         3. To ratify the selection of the
            firm of KPMG Peat Marwick
            LLP as auditors of the
            Company for the fiscal year
            ending December 31, 1996                  [  ]    [  ]       [  ]


         4. To transact such other business as may properly come before the meeting and any adjournment thereof.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED PRE-PAID, PRE-ADORESSED ENVELOPE.

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appear(s) hereon. If stock is held jointly, each owner should sign. If signing as attorney,executor, administrator, trustee, guardian or other fiduciary, please give your full title as such.